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                                                                    EXHIBIT 10.1


                            MUTUAL RELEASE AND WAIVER

     MUTUAL RELEASE AND WAIVER dated as of December 23, 1998 (this "Agreement"), between Rutherford-Moran Oil Corporation (the "Company"), Rutherford-Moran Exploration Company, Thai Romo Holdings, Inc. and Thai Romo Limited (collectively, the "Obligors"), The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI").

     WHEREAS the Obligors and Chase, as lender and as Administrative Agent, are parties to a Second Amended and Restated Credit Agreement dated as of September 28, 1998 (the "Second Amended and Restated Credit Agreement"), providing, subject to the term and conditions thereof, for extensions of credit to be made by Chase to the Company in an aggregate principal or face amount not exceeding $200,000,000; and

     WHEREAS the Company has executed a version of a letter agreement dated as of August 13, 1998 and Chase has executed a version of a letter agreement dated as of August 4, 1998 (each such letter agreement, and any subsequent letter agreement with respect to substantially the same subject matter executed by each of the Company and CSI, the "Letter Agreement") pursuant to which CSI agreed to act as the Company's exclusive financial advisor in connection with a Transaction (as defined in the August 4, 1998 letter agreement) (a "Transaction");

     NOW THEREFORE, in consideration of the foregoing and the obligations and undertakings set forth below, each of the Obligors agrees with Chase and CSI individually and for the express benefit of each such person's Affiliates, as follows:

     DEFINITIONS

     1 Except as otherwise defined in this Agreement, terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein.

     In addition, for purposes of this Agreement the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any person, any principal, officer, director, member, partner, subsidiary, division, representative, agent, attorney or employee of such person, or any entity which, indirectly or directly, through one or more intermediaries, controls or is controlled by, or is under common control with, such



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     person, or any principal, officer, director, member, partner, subsidiary, division, representative, agent, attorney or employee thereof.

     "Claim" shall mean any action, cause of action, suit, debt, sum of money, fee, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, claim, or demand whatsoever, in law or in equity.

     "person" shall mean any individual, corporation or any other business entity or any government or agency, authority or instrumentality of any government.

     MUTUAL RELEASE

     2(a) The Obligors, in consideration of the terms of this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, hereby irrevocably, unconditionally and generally release and discharge, and cause each of their Affiliates within the control of any of the Obligors to irrevocably, unconditionally and generally release and discharge, each of Chase, CSI and their respective Affiliates and the heirs, executors, administrators, receivers, successors and assigns of any of the foregoing (collectively, the "Chase Releasees") from any and all Claims against any of the Chase Releasees (other than any (x) Claim arising from the breach of this Agreement by any Chase Releasee, (y) obligations of Chase arising after the date hereof under the Second Amended and Restated Credit Agreement and the agreements executed in connection therewith and (z) obligations of CSI arising after the date hereof under the Letter Agreement), which the Obligors or any of their Affiliates, or any heirs, executors, administrators, receivers, successors and assigns thereof, ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, in each case from the beginning of the world to the date of this Agreement.

      (b) Chase and CSI, in consideration of the terms of this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, hereby irrevocably, unconditionally and generally release and discharge, and cause each of their respective Affiliates within the control of either of Chase or CSI to irrevocably, unconditionally and generally release and discharge, each of the Obligors and their respective Affiliates and the heirs, executors, administrators, receivers, successors and assigns of any of the foregoing (collectively, the "Obligor Releasees") from any and all Claims against any of the Obligor Releasees (other than any (x) Claim arising from the breach of this Agreement by any Obligor Releasee, (y) Claims arising under the Second Amended and Restated Credit Agreement and other agreements


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            executed in connection therewith (including, without limitation the Second Warrant Agreement and (z) Claims arising under the Letter Agreement)), which Chase, CSI or any of their Affiliates, or any heirs, executors, administrators, receivers, successors and assigns thereof, ever had, now have or hereafter can, shall or may have, for, upon or by reason of the Second Amended and Restated Credit Agreement or CSI acting as financial advisor in connection with a Transaction, in each case from the beginning of the world to the date of this Agreement.

     COVENANT NOT TO SUE

     3(a) The Obligors hereby agree, and agree to cause each of their Affiliates within the control of the Obligors, not to sue or pursue any other legal or equitable action against any of the Chase Releasees with respect to any Claim released pursuant to Clause 2(a) of this Agreement.

     (b) Chase and CSI hereby agree, and agree to cause each of their Affiliates within the control of Chase or CSI, as applicable, not to sue or pursue any other legal or equitable action against any of the Obligor Releasees with respect to any Claim released pursuant to Clause 2(b) of this Agreement.

     WAIVER OF SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     4(a) Waiver. Subject to the satisfaction of the conditions precedent specified in Clause 4(c) below, but with effect on and after the date hereof, Chase hereby waives compliance by the Obligors with the terms of Sections 9.06 and 9.07 of the Second Amended and Restated Credit Agreement to permit the Obligors to enter into and perform their obligations under a Floating Storage and Offloading System Bareboat Charter dated as of August 24, 1998 (the "Bareboat Charter") among Watertight Shipping B.V., Thai Romo, Thaipo Limited and Palang Sophon Limited.

     (b) Representations and Warranties. Each Obligor represents and warrants to Chase that the representations and warranties set forth in
            Section 8 of the Second Amended and Restated Credit Agreement are true and complete on the date hereof (unless otherwise limited to an earlier date) as if made on and as of the date hereof and as if each reference in said Section 8 to "this Agreement" was made after giving effect to this Mutual Release and Waiver.

     (c) Conditions Precedent. As provided in Clause 4(a) above, the waiver in said Clause 4(a) shall become effective, as of the date hereof, upon the execution and delivery of this Agreement by each of the parties hereto.


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     (d)    Miscellaneous. Except as herein provided, the Second Amended and
            Restated Credit Agreement shall remain unchanged and in full force and effect.

     SURRENDER OF WARRANTS

     5      Concurrently with the execution of this Mutual Release and Waiver, the Company is executing an Agreement and Plan of Merger with Chevron Corporation and Chevron Thailand Inc, providing for the acquisition of the Company. The Agreement and Plan of Merger contains the provision of interim financing for the Company to be provided by Chevron Corporation until the closing of the acquisition on the terms and conditions specified in the Agreement and Plan of Merger, which financing will be subordinated to amounts outstanding under the Second Amended and Restated Credit Agreement as further amended herein.

     Based upon the execution of the Agreement and Plan of Merger by all parties, which definitive agreement is substantially identical to the draft dated December 22, 1998 previously provided to Chase, then simultaneously with (i) the closing of the acquisition of the Company, and (ii) the Replacement (as defined below) of all of the senior Indebtedness and all other obligations owed to Chase under the Second Amended and Restated Credit Agreement, Chase shall return to the Company the Stock Units (as defined in the Second Warrant Agreement) which represented, as of September 28, 1998, 2,149,120 shares of common stock, par value $.01 per share, of the Company (the "Surrendered Warrants") (provided that a total of 2,561,400 Stock Units have been delivered to Chase pursuant to the Second Warrant Agreement).

     In the event that prior to June 1, 1999, the Company either (i) terminates the Purchase Agreement or (ii) advises CSI and Chase in writing that the closing of the sale of the Company under the Purchase Agreement will not occur on or prior to June 1, 1999, this Clause 5 shall be of no further force or effect.

     "Replacement" shall mean (x) the assumption, in form and substance satisfactory to Chase in its sole discretion, by Chevron or an Affiliate of Chevron acceptable to Chase in its sole discretion, of all senior Indebtedness and all other obligations under the Second Amended and Restated Credit Agreement of the Obligors owed to Chase or (y) the repayment by an entity satisfactory to Chase, in its sole discretion, of all senior Indebtedness and all other obligations under the Second Amended and Restated Credit Agreement of the Obligors owed to Chase.


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     GOVERNING LAW

     6      This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     COUNTERPARTS

     7      This Agreement may be executed and delivered in counterparts
     (including by facsimile transmission), each of which will be deemed an original.

     BENDING EFFECT; SURVIVAL

     8      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns forever, and shall survive the termination of the Letter Agreement and the Second Amended and Restated Credit Agreement.

     NOTICES

     9      All notices and other communications provided for herein shall be given or made in writing,

            (i)  if to the Obligors:

                     Address for Notices:

                     c/o Rutherford-Moran Oil Corporation
                     5 Greenway Plaza, Suite 220
                     Houston, Texas 77046

                     Attention: Chief Financial Officer
                     Telephone No.: 713-622-5555
                     Fax No.: 713-621-7072

            (ii) if to CSI or Chase

                     Chase Securities Inc.
                     270 Park Avenue
                     New York, New York 10017

                     Attention: Larry Landry
                     Telephone No.: 212-270-3800
                     Fax No.: 212-270-0994

                     with copies to:


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                     The Chase Manhattan Bank
                     380 Madison Avenue, 9th Floor
                     New York, New York 10019

                     Attention: Elizabeth A. Kelley
                     Telephone No.: 212-622-4868
                     Fax No.: 212-622-4834

                     and

                     The Chase Manhattan Bank
                     600 Travis Street, 20th Floor
                     Houston, Texas 77002-8086

                     Attention: Russell Johnson
                     Telephone No.: 713-216-5617
                     Fax No.: 713-216-4295

     or at such other address as shall be designated by any party to this Agreement to the other parties hereto.

     WAIVER OF THIS AGREEMENT

     10     The waiver by any person of a specific breach or default of this
     Agreement by any other person party hereto shall not be deemed a waiver of any other breach or default. No amendment, waiver or other modification of any provision of this Agreement shall be effective unless contained in a writing signed by each of the parties hereto.


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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

    RUTHERFORD-MORAN OIL CORPORATION

    By  /s/ DAVID F. CHAVENSON
       --------------------------------
    Title: VP FINANCE & CFO

    RUTHERFORD-MORAN EXPLORATION
    COMPANY

    By  /s/ DAVID F. CHAVENSON
       --------------------------------
    Title: VP

    THAI ROMO HOLDINGS, INC

    By  /s/ DAVID F. CHAVENSON
       --------------------------------
    Title: VP

    THAI ROMO LIMITED

    By  /s/ DAVID F. CHAVENSON
       --------------------------------
    Title: MANAGING DIRECTOR

    THE CHASE MANHATTAN BANK

    By  /s/ ELIZABETH KELLEY
       --------------------------------
    Title:


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    CHASE SECURITIES INC.

    By  /s/ R.M. BOWEN, III
       --------------------------------
    Title:


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